EXHIBIT 23.2

Consent of Independent Auditor

Abeona Therapeutics, Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 16, 2015, relating to the financial statements of Abeona Therapeutics LLC. appearing in the Current Report on Form 8-K/A filed by Abeona Therapeutics, Inc. (f/k/a PlasmaTech Biopharmaceuticals, Inc.) on June 4, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Cleveland, Ohio

June 19, 2015